As filed with the Securities and Exchange Commission on August 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ziff Davis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1053457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

114 5th Avenue, 15th Floor

New York, New York 10011

(Address of Principal Executive Offices) (Zip Code)

Ziff Davis, Inc.

2024 Equity Incentive Plan

(Full title of the plan)

Jeremy Rossen

Executive Vice President, General Counsel and Secretary

114 5th Avenue, 15th Floor

New York, New York 10011

(Name and address of agent for service)

(212) 503-3500

(Telephone number, including area code, of agent for service)

with a copy to:

Kristina Trauger

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

(212) 969-3436

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Ziff Davis, Inc. 2024 Equity Incentive Plan as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents have been previously filed by the Company with the Commission and are hereby incorporated by reference into this registration statement:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Commission on February 26, 2024;

•

the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, as filed with the Commission on May 9, 2024 and for the quarter ended June 30, 2024, as filed with the Commission on August 8, 2024;

•

the Company’s Current Reports on Form 8-K, as filed with the Commission on March  12, 2024, May  9, 2024, May  13, 2024, May  16, 2024, June  25, 2024, July  10, 2024, July  16, 2024, July  24, 2024 and August 8, 2024; and

•

the description of the Company’s common stock, par value $0.01 per share, contained in Exhibit 4.6 to its Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Commission on February 26, 2024, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement..

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director derived an improper personal benefit. Each of the Registrant’s directors is subject to liability for: (i) any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

As permitted by Delaware law, the Registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative,, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred.

As permitted by Delaware law, the Registrant’s amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law. Article VI of the Registrant’s amended and restated bylaws provides:

“The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. The rights conferred on any person by this Section 6.4 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by- laws, agreement, vote of stockholders or disinterested directors, or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent permitted by law. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, company, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.”

The Registrant has also obtained a policy of directors’ and officers’ liability insurance for its directors and officers to insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the Exhibit Index attached hereto.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer and controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of J2 Global, Inc., dated as of June 10, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 10, 2014)

4.2	Amendment to the Amended and Restated Certificate of Incorporation of J2 Global, Inc., dated as of September 5, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 1, 2019)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Ziff Davis, Inc. dated as of October 7, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 8, 2021)

4.4	Sixth Amended and Restated By-Laws (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed on February 26, 2024)

5.1*	Opinion of Proskauer Rose LLP

23.1*	Consent of Independent Registered Public Accounting Firm—KPMG, LLP.

23.2*	Consent of Independent Registered Public Accounting Firm—BDO USA, P.C.

23.3*	Consent of Proskauer Rose LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1*	Powers of Attorney (included on signature page).

99.1	Ziff Davis, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 13, 2024).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 12, 2024.

Ziff Davis, Inc.

By:	/S/ Jeremy Rossen
Jeremy Rossen
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant whose signature appears below hereby constitutes and appoints Vivek Shah, Bret Richter and Jeremy Rossen, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ VIVEK SHAH	Chief Executive Officer and Director	August 12, 2024
Vivek Shah	(Principal Executive Officer)

/S/ BRET RICHTER	Chief Financial Officer	August 12, 2024
Bret Richter	(Principal Financial Officer)

/S/ LAYTH TAKI	Chief Accounting Officer	August 12, 2024
Layth Taki	(Principal Accounting Officer)

/S/ SARAH FAY	Director	August 12, 2024
Sarah Fay

/S/ JANA BARSTEN	Director	August 12, 2024
Jana Barsten

/S/ TRACE HARRIS	Director	August 12, 2024
Trace Harris

/S/ WILLIAM B. KRETZMER	Director	August 12, 2024
William B. Kretzmer

/S/ KIRK MCDONALD	Director	August 12, 2024
Kirk McDonald

/S/ SCOTT C. TAYLOR	Director	August 12, 2024
Scott C. Taylor

/S/ NEVILLE R. RAY	Director	August 12, 2024
Neville R. Ray